                               PLEDGE AGREEMENT

          THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into as of December 8, 1998 by Scott K. Ginsburg, a resident of the State of Texas in the United States of America (the "Pledgor"), in favor of United States Media Corporation (the "Secured Party"), the holder (in such capacity, the "Holder") of the Pledgor's Limited Recourse Secured Promissory Note of even date herewith (as amended, modified, and supplemented from time to time, the "Note"). Capitalized terms used and not defined herein shall have the meanings given to such terms in the Note.

                             W I T N E S S E T H:

          WHEREAS, concurrently herewith the Pledgor is purchasing the shares of capital stock set forth on Schedule I hereto (the "Pledged Shares") of StarGuide Digital Networks, Inc. (the "Issuer") from the Holder pursuant to and in accordance with the terms and conditions of the Securities Purchase Agreement dated August 20, 1998, among the Pledgor, the Holder, and certain other persons (as amended, modified, and supplemented from time to time, the "Purchase Agreement"); and

          WHEREAS, concurrently herewith the Pledgor is making and delivering the Note to the Holder in payment of the purchase price for the Pledged Shares; and

          WHEREAS, the terms of the Purchase Agreement require that the Pledgor
(i) pledge to the Secured Party, and grant to the Secured Party a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Agreement to secure the payment and performance by the Pledgor of all of the obligations of the Pledgor under the Note (the "Obligations").

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises, and in order to induce the Holder to accept the Note, the Pledgor hereby agrees with the Secured Party as follows:


        SECTION 1.  Pledge.  The Pledgor hereby pledges to the Secured Party,
                    ------
  and grants to the Secured Party, a continuing first priority security interest in all of Pledgor's right, title, and interest in the following (the "Pledged Collateral"): the Pledged Shares and the certificates representing the Pledged Shares, and all products and proceeds of any of the Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares or any of the foregoing, including without limitation any and all additional shares of, and all securities convertible into and all warrants, options, or other rights to purchase, capital stock of, or other equity interests in, the Issuer from time to time acquired by the Pledgor as a dividend or distribution on or with respect to the Pledged Shares, and the certificates representing such additional shares and equity interests (any such additional shares and equity interests and other items shall constitute part of the Pledged Shares under and as defined in this Agreement).

     SECTION 2.     Security for Obligations.  This Agreement secures the prompt
                    ------------------------
and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of all Obligations of the Pledgor to the Holder under the Note and this Agreement (including, without limitation, interest and any other Obligations accruing after the date of any filing by the Pledgor of any petition in bankruptcy or the commencement of any bankruptcy, insolvency, or similar proceeding with respect to the Pledgor).

     SECTION 3.     Delivery of Pledged Collateral.  Pledgor hereby agrees that
                    ------------------------------
all certificates or instruments representing or evidencing the Pledged Collateral shall be promptly delivered to and held at all times by the Secured Party pursuant hereto.

     SECTION 4.     Representations and Warranties.  The Pledgor hereby
                    ------------------------------
represents and warrants that:

     (a) The execution, delivery, and performance by the Pledgor of this Agreement are within the Pledgor's powers and do not contravene, or constitute a default under, any provision of applicable law or regulation or of any material agreement, judgment, injunction, order, decree, or other instrument binding upon the Pledgor, or result in the creation or imposition of any lien on any assets of the Pledgor, other than the lien contemplated hereby.

     (b) To the Pledgor's knowledge, the Pledgor is the legal, record, and beneficial owner of the Pledged Collateral, free and clear of any lien or claims of any Person except for the lien created by this Agreement.

     (c) This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid, and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

     (d) Upon the delivery to the Secured Party of the Pledged Collateral and the filing of Uniform Commercial Code ("UCC") financing statements, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations for the benefit of the Holder.

     (e) No consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by the Pledgor.

     (f) The pledge of the Pledged Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation, or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

     SECTION 5.     Further Assurance.  The Pledgor will, promptly upon request
                    -----------------
by the Secured Party and at the Secured Party's expense, deliver such additional documents as are reasonably necessary to perfect, continue the perfection of, or protect the Secured Party's security interest in, the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons, to enable the Secured Party to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. The Pledgor also hereby authorizes the Secured Party to file any financing or continuation statements with respect to the Pledged Collateral without the signature of the Pledgor to the extent permitted by applicable law.

     SECTION 6.     Voting Rights; Dividends; Etc.
                    -----------------------------

     (a) Subject to paragraph (e) below, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof.

     (b) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive, and to utilize, free and clear of the lien of this Agreement, all cash dividends paid from time to time in respect of the Pledged Shares.

     (c) Any and all Pledged Collateral in the form of instruments shall in each case be delivered promptly to the Secured Party to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property and funds of the Pledgor and be delivered promptly to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

     (d) The Secured Party shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to this Agreement.

     (e) Upon the occurrence and during the continuance of an Event of Default, the Secured Party may deliver a written notice of withdrawal of voting rights specifiying the applicable Event of Default (each, a "Voting Rights Notice") to Pledgor and, upon the Secured Party's delivery of a Voting Rights Notice to Pledgor and during the continuance of the Event of Default specified in such Voting Rights Notice, (i) all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and all such rights shall thereupon become vested in the

  Secured Party, which, to the extent permitted by law, shall thereafter during the continuance of such Event of Default have the sole right to exercise such voting and other consensual rights, and (ii) all cash interest payments and dividends and other distributions payable in respect of the Pledged Collateral shall be paid to the Secured Party as collateral hereunder and the Pledgor's right to receive such cash payments pursuant to Sections 6(b) hereof shall immediately cease during the continuance of such Event of Default.

     (f) Upon the occurrence and during the continuance of an Event of Default, after the Secured Party has delivered to the Pledgor a valid Voting Rights Notice, the Pledgor shall execute and deliver (or cause to be executed and delivered) to the Secured Party all such proxies, dividend and interest payment orders, and other instruments as the Secured Party may reasonably request for the purpose of enabling the Secured Party to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6(e) above.

     (g) All payments of interest, principal, or premium and all dividends and other distributions that are received by the Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Secured Party, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

     SECTION 7.     Power of Attorney.  The Pledgor hereby appoints and
                    -----------------
constitutes the Secured Party, effective only upon and during the continuance of an Event of Default, as the Pledgor's attorney-in-fact to exercise all of the following powers upon and during the continuance of an Event of Default: (i) collection of proceeds of any Pledged Collateral; (ii) conveyance of any item of Pledged Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under Section 5 hereof; and (iv) taking any acts under
Section 8 hereof. The Secured Party's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Secured Party's own account, any checks or instruments constituting Pledged Collateral in the name of the Pledgor, transfer title to any item of Pledged Collateral, sign the Pledgor's name on all financing statements deemed necessary or appropriate to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, and to take any other actions expressly permitted hereunder to be taken by the Secured Party. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

     SECTION 8.     Secured Party May Perform.  Upon the occurrence of and
                    -------------------------
during the continuation of an Event of Default the Pledgor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be Obligations of the Pledgor secured hereunder.

     SECTION 9.     No Assumption of Duties; Reasonable Care.  The rights and
                    ----------------------------------------
powers granted to the Secured Party hereunder are being granted to preserve and protect the Secured Party's security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Secured Party in connection therewith. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

     SECTION 10.    Subsequent Changes Affecting Collateral.  The Pledgor
                    ---------------------------------------
represents to the Secured Party that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers, and voting rights), and the Pledgor agrees that the Secured Party shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

     SECTION 11.    Remedies Upon Default.  If any Event of Default shall have
                    ---------------------
occurred and be continuing:

          (a) The Secured Party shall have, in addition to all other rights given by law or by this Agreement or the Note, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC as in effect in the State of New York at that time. The Secured Party may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Secured Party, the Pledged Collateral or any part thereof on the books of the Issuer into the name of the Secured Party or the Secured Party's nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Secured Party, the Secured Party may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Secured Party may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. The Secured Party shall give Pledgor reasonable notice, but in any event no less than ten (10) days' notice, of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Secured Party may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

               (b) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that during the continuance of an Event of Default, the Secured Party may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Secured Party may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral. The Pledgor acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer agrees to do so.


       SECTION 12.  Irrevocable Authorization and Instruction to the Issuer.
                    -------------------------------------------------------
The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by the Issuer from the Secured Party that (i) states that an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.


       SECTION 13.  Fees and Expenses. Upon and during the continuance of an
                    -----------------
Event of Default, the amount of any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents reasonably retained by the Secured Party) that the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or
(iv) the failure by the Pledgor to perform or observe any of the provisions hereof shall be Obligations secured hereunder.


       SECTION 14.  Application of Proceeds . Upon the occurrence and during the
                    -----------------------
continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral and any cash held shall be applied by the Secured Party in the following order of priorities:

     first, to payment of the expenses of such sale or other realization,
     -----
including reasonable compensation to agents and counsel for the Secured Party, and all expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, and any other unreimbursed fees and expenses for which the Secured Party is to be reimbursed pursuant to Section 13 hereof;

     second, to the payment of all Obligations of Pledgor under the Note;
     ------

     third, to the payment of all other Obligations, until all Obligations shall
     -----
have been paid in full; and

     finally, to the payment to the Pledgor or his successors or assigns, or as
     -------
a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.


     SECTION 15.  Miscellaneous Provisions.
                  ------------------------

          Section 15.1.  Notices.   All notices, approvals, consents or other
                         -------
communications required or desired to be given hereunder shall be in the form and manner as set forth in Section 13(g) of the Purchase Agreement, and delivered to the addresses set forth in such Section.

          Section 15.2.  Severability. The provisions of this Agreement are
                         ------------
severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          Section 15.3.  Limited Recourse. The Secured Party agrees, that,
                         ----------------
except as hereinafter set forth, Secured Party's rights in respect of the Obligations and any claim or liability under the Purchase Agreement, the Note or this Agreement (collectively, the "Note Documents") asserted against Pledgor by the Secured Party shall be limited to satisfaction out of, and enforcement against, the Pledged Collateral. Notwithstanding anything to the contrary contained herein, in any other Note Document or in any other document, certificate or instrument executed or to be executed by Pledgor pursuant hereto or thereto, the Secured Party further acknowledges and agrees that neither Pledgor nor any past, present or future relatives, partners, agents, or representatives of Pledgor (together with Pledgor, collectively, the "Nonrecourse Parties") shall have any liability to the Secured Party (such liability, including such as may arise by operation of law, being expressly waived) for the payment of any sums now or hereafter owing by Pledgor under any of the Note Documents or for the performance of any of the obligations of Pledgor contained herein or therein or shall otherwise be liable or responsible with respect thereto, except as set forth in this Section 15.3. Pledgor acknowledges that the Collateral shall not be subject to the limitations set forth in this Section 15.3. If any Event of Default shall occur and be continuing or if any claim of the Secured Party or the Holder against Pledgor or alleged liability to the Secured Party of Pledgor shall be asserted under any Note Document, Secured Party agrees, for itself and on behalf of the Holder, that, except as hereinafter set forth, the Secured Party shall not have the right to proceed directly or indirectly (except by means of actions against the Collateral) against the Nonrecourse Parties or against their respective properties and assets (other than the Collateral) for the satisfaction of such indebtedness or of any such claim or liability or for any deficiency judgment (except to the extent enforceable against the Collateral) in respect of such indebtedness or any such claim or liability. The foregoing acknowledgments, agreements and waivers shall be enforceable by any Nonrecourse Party. The limitations on recourse set forth in this Section 15.3 shall survive the termination of any and all of the Note Documents and the full payment and performance of all obligations under the Note and under the other Note Documents.

          Section 15.4.  Headings. The headings of the Articles and Sections of
                         --------
this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 15.5.  Counterpart Originals. This Agreement may be signed in
                         ---------------------
two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

          Section 15.6.  Benefits of Agreement. Except as set forth in Section
                         ---------------------
15.3 above, nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 15.7.  Amendments; Waivers. Any amendment of this Agreement
                         -------------------
shall be effective only if made in a writing signed by Pledgor and the Secured Party, and neither the Secured Party nor the Holder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Secured Party to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party or the Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Secured Party or the Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 15.8.  Interpretation of Agreement. All terms not defined
                         ---------------------------
herein or in the Purchase Agreement shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          Section 15.9.  Continuing Security Interest; Transfer of Notes. This
                         -----------------------------------------------
Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all the Obligations, (ii) be binding upon the Pledgor and his successors and assigns, and (iii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and the Holder and their respective permitted successors and assigns.

          Section 15.10. Waivers. The Pledgor waives presentment and demand for
                         -------
payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in any other Note Document.

          Section 15.11. Release; Termination of Agreement.
                         ---------------------------------

          (a) This Agreement shall terminate upon payment in full and performance of the Obligations owing by the Pledgor to the Secured Party or the Holder. At such time, the Secured Party shall, at the request of the Pledgor, reassign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Secured Party in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Secured Party, except as to the absence of any prior assignments by the Secured Party of its interest in the Pledged Collateral.

          (b) If the Pledgor shall sell any of the Pledged Collateral in accordance with the terms of this Agreement, the Secured Party shall, at the request of the Pledgor, release the Pledged Collateral subject to such sale free and clear of the Lien and security interest under this Agreement.

          Section 15.12. Final Expression. This Agreement, together with the
                         ----------------
Note and the Purchase Agreement executed in connection herewith, is intended by the parties as a final expression of their Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

          Section 15.13. GOVERNING LAW
                         -------------
          THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP

ESTABLISHED BETWEEN THE PLEDGOR, THE SECURED PARTY AND THE HOLDER IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                       [Pledge Agreement Signature Page]

          IN WITNESS WHEREOF, the Pledgor and the Secured Party have each caused this Agreement to be duly executed and delivered as of the date first above written.

                                    PLEDGOR:


                                    __________________________________________
                                    Scott K. Ginsburg

                                    SECURED PARTY:

                                    ___________________, as Secured Party

                                    By:_______________________________________
                                       Name:

SCHEDULE I

                                 Pledged Shares


                       Number of Pledged      Share Certificate    Percentage of
Issuer                 -----------------      -----------------    -------------
------                 Shares                 Number               Outstanding
                       ------                 ------               -------------
StarGuide Digital      5,000,000 Class A                           ___%
Networks, Inc.
StarGuide Digital      4,005,240 Class B                           ___%
Networks, Inc.
                                       12